                                                             Exhibit 10.11.1

                                  REALNETWORKS
                                PRESETS AGREEMENT


         This Agreement is made as of May 10, 1999 ("Effective Date") between RealNetworks, Inc., a Washington corporation ("RN"); and
________________________________ ("Participant").

         This Agreement sets forth the terms and conditions under which Participant agrees to host live audio content in RealAudio format, and related streaming media in RN proprietary formats (such as RealAudio, RealVideo, and others), described in EXHIBIT A (collectively "Content"), for inclusion in RN's Presets program, which will drive pointers to the Content into some of the most popular Web sites and "push" applications delivering information directly to PC desktops, and into proprietary online services and other specialized services (collectively, "Content Delivery Channels"). RN will include Participant in the Presets customization list of RN's RealPlayer. RN will point Participant's Content daily to the Content Delivery Channels, and will include pointers to allow end users to access the Content, whether the Content originates from Participant's or RN's RealServer. Accordingly, in consideration for the mutual promises and covenants contained herein, the parties agree as follows:

1.    DESCRIPTION OF PRESET; LICENSE RIGHTS

1.1 PRESETS ON THE REALPLAYER. The RealPlayer is RN's proprietary client software used by end users to access streaming media through the Internet. RN has distributed the RealPlayer in several different languages and in several versions based on geographic location. Current versions of RN's RealPlayer software includes listings in a pull-down menu and buttons that link directly to live RealAudio content delivered via the Internet ("Presets"). End-users of the RealPlayer can customize the Presets by selecting content providers from the Presets customization list.


1.2 PARTICIPATION IN THE PRESET PROGRAM. Participant agrees to allow RN to include Participant in the Presets customization list. Additionally, the RealPlayer comes with certain pre-installed "default" Presets. Participant agrees to allow RN to include Participant as a default Preset for 14 of Participants programs as outlined in Exhibit A. RN will also allow Participant's other existing presets in the RealPlayer to remain in the RealPlayer until the release of the RealPlayer currently named "Redstone." Participant acknowledges that Presets may be customized by individual end-users and that any Preset, including default Presets, may be removed or repositioned by end-users. The Preset program's name and the RealPlayer user interface may change from time to time, as RealNetworks develops new versions of its client software

1.2.1 As outlined in Exhibit A, Participant's Presets will be a pre-installed default only in English, Spanish and Japanese RealPlayers downloaded directly from RN web sites, or sold in non-bundled and non-customized versions through retail distribution. Participant will substitute 2 of its 14 presets in both the Japanese and Spanish language RealPlayers with 2 presets each in the appropriate local language.


1.3     LICENSE.

1.3.1 Participant grants RN a non-exclusive, non-transferable, worldwide, royalty-free license to: (i) use, reproduce, transmit, publicly perform, and publicly display the Content in and through the RealPlayer; and (ii) distribute Content and Content pointers to Content Delivery Channels and allow Content Delivery Channels to use, transmit, publicly perform, and publicly display the Content pointers in order to make Participant's Content accessible to Content Delivery Channels' end-users.


1.3.2 Participant grants RN a non-exclusive, nontransferable, worldwide, royalty-free license to use Participant's trademarks and logos in connection with this Agreement, in the style and manner currently used by Participant or as communicated to RN. RN shall not be deemed by anything contained in this Agreement to acquire any right, title or interest in any trademark of Participant, and shall do nothing to prejudice the value or validity of Participant's rights therein or ownership thereof.


2.   PARTICIPANT OBLIGATIONS

2.1 NATURE OF CONTENT. Participant will provide Content for its Preset in compliance with RN's Technical Specifications, available at http://ERROR! BOOKMARK NOT DEFINED.presets6.real.com/partnerinfopages, which RN may revise from time to time. Without limiting the foregoing, the Content must be: (i) newsworthy, informational, educational or produced for entertainment purposes, and not merely promotional in nature; (ii) streamed in the current version of the applicable RN format, which, as of the execution of this Agreement, is version G2 in the RealAudio format; and
     (iii) streamed live, twenty-four hours per day, seven days per week. The Content can be hosted by Participant or hosted by RN pursuant to the terms of RN's standard Real Broadcast Network Services Agreement (if Participant signs such agreement).

2.2 QUALITY OF SERVICE. The Technical Specifications set forth applicable quality of service requirements for Participant's Preset. At a minimum, Participant agrees to insure that at least 400 streams are available to end users through Participant's Preset regardless whether Participant, RN, or a third party selected by Participant serves the Content.

2.3 MAINTENANCE OF CONTENT. As between RN and Participant, and except as expressly provided herein, Participant is solely responsible and liable for the Content, and RN assumes no responsibility for editing, reviewing, controlling or any other activities associated with distributing any of the Content and shall not be liable to any third party in connection with such activities, whether or not RN undertakes such responsibilities. Participant shall be solely responsible for all costs and activities associated with the creation, capture, maintenance, licensing, use and correction of the Content.

2.4 DOWNLOAD REALPLAYER BUTTON. Participant will prominently display on its Web site, for the Term, an RN approved standard "Download RealPlayer" button that will link to the download area of RN's web page. Participant will not promote any other streaming media player on its website to a degree greater than Participant promotes RN's streaming media player. If Participant chooses to provide a link from its Preset to its website, such link must be to a web page containing only RealPlayer download opportunities, if Participant includes media player download opportunities on that web page.

2.5 USE OF REALMEDIA FORMATS ON PARTICIPANT'S WEBSITE. Participant agrees that any content made available in streaming media formats on Participant's website during the Term will be made available in RealMedia formats (e.g., RealAudio, RealVideo, or other RN media formats). Participant will not promote any other streaming media format on its website to a degree greater than Participant promotes RN's streaming media formats. If Participant chooses to provide a link from its Preset to its website, such link must be to a web page containing only RealMedia formatted content, if Participant includes streaming media content on that web page.

2.6 REVISION OR REMOVAL OF PARTICIPANT'S PRESET. Participant acknowledges that, Preset listings can only be changed by RN at the time of a new release or update of the RealPlayer. Upon termination or expiration of this Agreement, RN will use commercially reasonable efforts to remove Participant's Preset in the next release or update of the RealPlayer. Partner also acknowledges that Preset can be removed at any time by RN if partner does not fulfill its obligations under this agreement

2.7 AD INVENTORY ON NETRADIO SITE. RN will receive $250,000 worth of free banner advertising on the Participant's web site with impressions discounted at 25% of Participant's rate card.

3.   RN OBLIGATIONS

3.1 RN will include Partner in the customization list for Presets during the Term. Each of Participant's presets will be listed in the top 5 potential selections for its category. Participant shall have the opportunity to switch stations within a given category, subject to the timing of player releases

3.2 RN will promote Participant twice per month on the front page of www.real.com.

3.3 All Participant stations, including those not in Presets, will be listed in the RealGuide stations listing.

3.4 RN will promote Participant in appropriate RN syndication initiatives.

3.5 RN will use commercially reasonable efforts to make the Presets program generally available to end users on a twenty-four hour basis, seven days per week, throughout the term of this Agreement. Notwithstanding the foregoing, Participant acknowledges that the availability and quality of Presets is dependent on factors outside of RN's control, including other Participants' quality of service obligations, Internet congestion and other factors. RN shall not be liable under this Agreement for any failure to make the Presets program, or any aspect of the Program, available without interruption throughout the term of this Agreement.

 3.6 See exhibit B.

4.   ADVERTISING

4.1 INTRA-STREAM ADS. Participant shall retain one hundred percent (100%) of the revenue from its sale of audio-based, multimedia-based or other advertising embedded in the Content by Participant ("Intra-Stream Ads"). At Participant's request, RN will assist Participant in generating Intra-Stream Ad sales for a standard commission, the terms and conditions of such advertising sales agreement to be negotiated separately. Participant shall at all times clearly differentiate advertising from Content.

4.2 OTHER ADS. Participant agrees that RN may insert pointers to RN's own media-based advertisements prior to pointers to the Content clips RN distributes to Content Delivery Channels. RN shall at all times clearly differentiate advertising from Content. RN will retain one hundred percent (100%) of the revenue from its sale of any non-Intra-Stream Ads.

5.   PAYMENT

5.1 PAYMENT. Participant shall pay RN $140,000 per calendar quarter for participation in the Presets Program. Such payment is due in quarterly installments June 15 1999, September 15,1999, December 15,1999, and March 15, 2000. The pricing shall be as follows:
              14 Presets (2 per Category in Seven Categories) $40,000 per preset, $560,000 total

5.2 RIGHT OF FIRST REFUSAL. RN grants Participant the first option to extend its Presets distribution prior to the expiration of the Term. Should Participant decline to extend its Presets distribution, RN may offer Participant's Preset distribution to third parties.

5.3 TAXES. Participant shall pay all taxes, duties and similar charges that apply to or arise from this Agreement, excluding taxes on RN's income. Notwithstanding the termination provisions of this Agreement, RN reserves the right to terminate this Agreement and to remove Participant's Preset immediately without further notice if payment is not received in accordance with this Agreement. Invoiced amounts not paid when due shall be subject to late fees equal to the lower of 1.5% per month or the maximum amount allowed by applicable law. Termination of this Agreement and/or payment of such late fees shall not prejudice any other rights or remedies that may be available to RN with respect to any nonpayment or late payment.


6.    PROPRIETARY RIGHTS

6.1 OWNERSHIP OF CONTENT. As between RN and Participant, Participant remains the owner of all right, title and interest in and to the Content, and all copyrights, trademarks, patents and other intellectual property rights therein.

6.2 RN'S OWNERSHIP. Except as provided in SECTION 6.1, RN shall be the sole owner of all right, title and interest in and to any content made, created, developed or used by RN in connection with the Content on RN's Web sites, the Presets, and all copyrights, trademarks, patents and other intellectual property rights therein.

7.   WARRANTIES/INDEMNIFICATIONS

7.1 PARTICIPANT'S WARRANTY. Participant warrants and represents that: (i) the Content does not in any way violate any existing law, infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity, right of privacy or other proprietary rights of any third party, either in whole or in part; (ii) the Content contains no matter which, if published, will be libelous or defamatory; (iii) Participant has the necessary rights to grant RN the rights granted hereunder; (iv) the Content complies with all laws applicable to the transmission or use of the Content as specified in this Agreement for each country in which the Content is intended to be delivered and (v) it is solely responsible for, and has paid or will pay, all amounts due any person or entity that has a right to receive any royalty or other payment as a result of RN's authorized use of the Content pursuant to this Agreement.

7.2 PARTICIPANT'S INDEMNITY. Participant hereby agrees to indemnify, hold harmless and defend RN from all claims, damages, costs and expenses, including reasonable attorneys' fees and litigation expenses, arising out of or as a result of Participant's breach of the above warranties and representations or this Agreement. Participant, at its own expense, shall have the right to employ separate counsel and participate in the defense thereof.

7.3 RN'S INDEMNITY. RN shall, at its expense, indemnify, hold harmless and defend Participant from and against all claims, damages, costs and expenses, including reasonable attorneys' fees and litigation expenses, arising out of or as a result of RN's breach of this Agreement.

7.4 RN YEAR 2000 WARRANTY. RN represents and warrants that the RealPlayer is designed to be used prior to, during, and after the calendar year 2000 A.D., and that the RealPlayer will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century. RN shall, as soon as reasonably practicable and at its expense, repair any defect in the RealPlayer that causes it to operate with error relating to date data.


8.   TERM AND TERMINATION

8.1 TERM. Unless sooner terminated as provided herein, this Agreement shall commence as of the date first written above and expire one year thereafter (the "Term").

8.2 TERMINATION FOR BREACH. If either party materially breaches any provision of this Agreement and such breach has not been cured within thirty (30) days after the other party has given written notice of such breach, the non-breaching party may terminate this Agreement upon fifteen (15) days' written notice to the breaching party.

8.3 EFFECT OF TERMINATION. Upon termination or expiration of this Agreement for any reason, all licenses granted herein shall terminate after removal of Participant's Preset in accordance with Section 2.6. Sections 5 through 9 shall survive the expiration or termination of this Agreement.

9.   MISCELLANEOUS

9.1 EXCLUSION OF CERTAIN DAMAGES. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY IN TORT, CONTRACT OR UNDER ANY OTHER LEGAL THEORY FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL LOSS OR DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

9.2 NOTICES. Any notice or payment to be made or given to either party shall be sufficiently made or given on the date of mailing if sent to such party by facsimile, the receipt of which is confirmed by return facsimile, or if delivered personally with receipt acknowledged or sent by first class registered or certified mail, overnight courier, or the equivalent, return receipt requested, postage prepaid, addressed to such party at the address first set forth above, or to such other addresses as it shall designate by written notice given to the other party.

If to RN:  RealNetworks, Inc.                 If to Participant:_______________
           Attn: Virl Z. Hill                                   _______________
           Fax:     (206) 674- 3586                             _______________
           With a copy to:   General Counsel                    _______________
           Fax:              (206) 674-2695

9.3 NON-ASSIGNMENT. This Agreement is personal to Participant. Participant may not sublicense, assign, or otherwise transfer any of its rights in this Agreement, without the express written consent of RN.

9.4 GENERAL. No waiver, amendment or modification of any provision of this Agreement shall be effective unless it is in a document that expressly refers to this Agreement and is signed by both parties. Except as specifically provided herein, failure or delay by either party in exercising any rights or remedy under this Agreement shall not operate as a waiver of any such right or remedy. The parties are separate and independent legal entities, and the relationship between the parties shall be that of independent contractors. It is expressly understood that the parties do not by this Agreement intend to form, nor shall this Agreement be construed to constitute, a partnership or joint venture between them. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby. This Agreement and the attached EXHIBIT A, which is incorporated herein by this reference, constitute the complete and entire agreement between the parties, and supersede and cancel all prior negotiations, understandings, correspondence and agreements, oral and written, express or implied, between the parties relating to the subject matter hereof, and shall be binding only when executed by both parties hereto. This Agreement shall be governed by the laws of the State of Washington without regard to conflicts of law provisions, and Participant consents to the exclusive jurisdiction and venue of the state and federal courts sitting in the State of Washington. This Agreement shall not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representative the day and year first written above.

REALNETWORKS, INC.
                                         --------------------------------
                                                  (Participant)

By:                                      By:
      ----------------------------           ----------------------------

Name:                                    Name:
      ----------------------------           ----------------------------

Title:                                   Title:
      ----------------------------           ----------------------------

                                    EXHIBIT A

                             DESCRIPTION OF CONTENT

LIST OF PARTICIPANT'S INITIAL PRESET STATIONS AND PLAYER LOCATION

STATION                                     PRESET GENRE                        PLAYER
------------------------------------------------------------------------------------------------
1        The X                                 Alternative         U.S., Spanish, Japanese
------------------------------------------------------------------------------------------------
2        Vintage Rock                          Rock                U.S., Spanish, Japanese
------------------------------------------------------------------------------------------------
3        Adult Rock                            Rock                U.S., Spanish, Japanese
------------------------------------------------------------------------------------------------
4        Route 1 Country                       Country             U.S., Spanish, Japanese
------------------------------------------------------------------------------------------------
5        60's Country                          Country             U.S., Spanish, Japanese
------------------------------------------------------------------------------------------------
6        80's Hits                             Pop Hits            U.S., Spanish, Japanese
------------------------------------------------------------------------------------------------
7        Hits!                                 Pop Hits            U.S., Spanish, Japanese
------------------------------------------------------------------------------------------------
8        Smooth Jazz                           Jazz                U.S., Spanish, Japanese
------------------------------------------------------------------------------------------------
9        Cafe Jazz                             Jazz                U.S., Spanish, Japanese
------------------------------------------------------------------------------------------------
10       Quiet Classics                        Classical           U.S., Spanish, Japanese
------------------------------------------------------------------------------------------------
11       Latin                                 International       U.S., Spanish, Japanese
------------------------------------------------------------------------------------------------
12       Celtic                                International       U.S., Spanish, Japanese
------------------------------------------------------------------------------------------------
13       Techno                                Alternative         U.S.
------------------------------------------------------------------------------------------------
14       Symphony                              Classical           U.S.
------------------------------------------------------------------------------------------------
15       TBD                                   TBD                 Spanish
------------------------------------------------------------------------------------------------
16       TBD                                   TBD                 Spanish
------------------------------------------------------------------------------------------------
17       TBD                                   TBD                 Japanese
------------------------------------------------------------------------------------------------
18       TBD                                   TBD                 Japanese
------------------------------------------------------------------------------------------------

DESCRIPTION OF CONTENT:

Participant's Content will consist of the following:  (insert short description):
             ------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                    EXHIBIT B
                             DESCRIPTION OF CONTENT

Addendum as 3.6:


RN will display NetRadio logo and/or site name as provided by NetRadio as appropriate to fulfill RN's obligations in section 3 of this agreement.


7